Exhibit 10.1

EXECUTION COPY

MASTER AGREEMENT

BY AND AMONG

ADIENT PLC,

YANFENG AUTOMOTIVE TRIM SYSTEMS COMPANY LTD.,

ADIENT YANFENG SEATING MECHANISMS CO., LTD.,

YANFENG ADIENT SEATING CO., LTD.

AND

YANFENG GLOBAL AUTOMOTIVE INTERIOR SYSTEMS CO., LTD.

DATED AS OF January 31, 2020

* Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however, that Adient plc may request confidential treatment of omitted items.

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EXHIBITS

EXHIBIT A	FORM OF MECHANISMS INTELLECTUAL PROPERTY AGREEMENT

EXHIBIT B-1	FORM OF AMENDED AND RESTATED AYM JOINT VENTURE AGREEMENT

EXHIBIT B-2	FORM OF AMENDED AND RESTATED AYM ARTICLES OF ASSOCIATION

EXHIBIT C	FORM OF YFAI EQUITY TRANSFER AGREEMENT

EXHIBIT D-1	FORM OF AMENDMENT NO. 15 TO YFAS JOINT VENTURE AGREEMENT

EXHIBIT D-2	FORM OF AMENDMENT NO. 15 TO YFAS ARTICLES OF ASSOCIATION

ANNEXES

ANNEX A-1	STEP PLAN REGARDING YFAI PAYMENT

ANNEX A-2	STEP PLAN REGARDING IP CLOSING

ANNEX B	REGULATORY CONSENTS

ANNEX C	REGULATORY CONSENTS – CLOSING CONDITIONS

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MASTER AGREEMENT

This MASTER AGREEMENT (this “Agreement”), dated as of January 31, 2020, is entered into by and among Adient plc, a corporation formed under the laws of Ireland with the address of its principal executive offices at 25-28 North Wall Quay, IFSC, Dublin 1, Ireland D01 H104 (“Adient”), Yanfeng Automotive Trim Systems Company Ltd., a company formed under the laws of the P.R.C. with its registered address at No. 399, Liuzhou Road, Xuhui District, Shanghai, the P.R.C. (“Yanfeng”), Adient Yanfeng Seating Mechanisms Co., Ltd., a joint venture formed under the laws of the P.R.C. with its registered address at 451 Dieqiao Road, Kangqiao Town, Pudong New Area, Shanghai, the P.R.C. (“AYM”), Yanfeng Adient Seating Co., Ltd., a joint venture formed under the laws of the P.R.C. with its registered address at No. 669 Kangan Road, Kangqiao Industrial Zone, Pudong, Shanghai, the P.R.C. (“YFAS”) and Yanfeng Global Automotive Interior Systems Co., Ltd., a joint venture formed under the laws of the P.R.C. with its registered address at Room A-786, No. 188 Yesheng Road, China (Shanghai) Free Trade Pilot Zone (“YFAI”, and together with Adient, Yanfeng, AYM and YFAS, the “Parties”, and each, a “Party”). Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to the term in Article 1 (Definitions).

RECITALS

WHEREAS, AYM is a joint venture owned, directly or indirectly, by Yanfeng (50%) and Adient (50%) and engaged in the business of developing, designing, engineering, manufacturing, assembling, servicing, supplying, distributing and selling automotive seat mechanism products and their auxiliary functional parts primarily in the P.R.C.;

WHEREAS, Adient and AYM wish to enter into one or more agreements to document, among other things, that (a) Adient has agreed to transfer or cause to be transferred to AYM, and AYM has agreed to purchase, the Transferred IP (as defined in the Mechanisms Intellectual Property Agreement), which consists of certain patents, trademarks, know-how and other intellectual property rights owned by Adient (or certain of its Subsidiaries) and used exclusively in the conduct of Adient’s mechanism business as of the date of such transfer, and (b) in connection with such transfer, (i) AYM will grant back to Adient a sole license with respect to the Transferred IP on a worldwide and royalty-free basis, (ii) Adient will grant AYM a worldwide and royalty-free license with respect to certain intellectual property rights owned by Adient (or certain of its Subsidiaries) and used on a non-exclusive basis in the conduct of Adient’s mechanism business, (iii) AYM will not be permitted to license or sub-license the Transferred IP or the intellectual property rights licensed by Adient to it, respectively, other than to certain of its Subsidiaries and third-party contractors, and (iv) Adient and AYM will license to each other certain intellectual property improvements relating to the mechanism business, in each case, on the terms and subject to the conditions set forth in the Mechanisms Intellectual Property Agreement and this Agreement (collectively, the “Mechanism IP Transactions”);

WHEREAS, Adient, Yanfeng and AYM wish to make (or cause their relevant Affiliates, as the case may be, to make) certain amendments to the Equity Joint Venture Contract in relation to the formation of AYM, by and between Adient Asia Holdings Co., Limited, a company formed under the laws of Hong Kong, with its registered address at Unit 1812A, 18F., Exchange Tower, No. 33 Wang Chiu Road, Kowloon Bay, Kowloon, Hong Kong (“Adient Asia”)

and Yanfeng, dated as of September 9, 2013, as amended (the “AYM Joint Venture Agreement”), and the Articles of Association of AYM, dated as of September 9, 2013, as amended (the “AYM Articles of Association”) to, among other things, (a) make certain governance changes such that Yanfeng may consolidate the results of AYM for financial reporting and accounting purposes, and (b) expand AYM’s business and customer scope such that it may carry out its seating mechanism business anywhere in and outside of the PRC, in each case on the terms and subject to the conditions set forth in this Agreement and the relevant Definitive Agreements (collectively, the “AYM Amendments”);

WHEREAS, YFAI is a joint venture owned, directly or indirectly, by Yanfeng (70%) and Adient (30%) and engaged in the automotive interiors business, which includes production of instrument panels, floor consoles, door panels, overhead consoles, cockpit systems, decorative trim and other automotive interior products;

WHEREAS, Adient, Yanfeng and YFAI wish to enter (or cause their relevant Affiliates, as the case may be, to enter) into one or more agreements to document that (i) Adient has agreed to transfer or cause to be transferred to Yanfeng, and Yanfeng has agreed to purchase, all of the issued and outstanding equity interest in YFAI held, directly or indirectly, by Adient, which represents 30% (thirty percent) of YFAI’s total issued and outstanding equity interest (the “YFAI Acquisition”), and (ii) YFAI has agreed to continue to provide support following the consummation of the YFAI Acquisition to Changchun FAWAY Adient Automotive Systems Co., Ltd., a joint venture formed under the laws of the P.R.C. with its registered address at No. 4736 Dong Nanhu Avenue, Changchun Economic & Technological Development Zone, the P.R.C. (“CFAA”) and which is owned, directly or indirectly, by Adient and Changchun FAWAY Automotive Components Co., Ltd. (the “CFAA Technical Assistance”), in each case, on the terms and subject to the conditions set forth in this Agreement and the relevant Definitive Agreements (the “YFAI Transactions”);

WHEREAS, YFAS is a joint venture owned, directly or indirectly, by Yanfeng (50.1%) and Adient (49.9%) and engaged in the business of developing, designing, engineering, manufacturing, assembling, servicing, supplying, distributing and selling automotive seating and related components primarily in the P.R.C.;

WHEREAS, Adient, Yanfeng and YFAS wish to amend (or cause their relevant Affiliates, as the case may be, to amend) the Joint Venture Contract of YFAS, by and between Adient Asia and Yanfeng, dated as of October 22, 1997, as amended (the “YFAS Joint Venture Agreement”), and the Articles of Association of YFAS, dated as of October 22, 1997, as amended (the “YFAS Articles of Association”), in each case in order to extend the term of the joint venture on the terms and subject to the conditions set forth in this Agreement and the relevant Definitive Agreements (collectively, the “YFAS Extension”); and

WHEREAS, the Parties intend that the consummation of the Mechanism IP Transactions, the AYM Amendments, the YFAI Transactions and the YFAS Extension will occur in the sequence and with the inter-conditionality set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1    Definitions. As used in this Agreement, the following capitalized terms have the respective meanings set forth below.

“Adient” has the meaning specified in the introductory paragraph to this Agreement.

“Adient Asia” has the meaning specified in the introductory paragraph to this Agreement.

“Adient HK” has the meaning specified in Section 2.3.

“Adient Indemnitee” has the meaning set forth in Section 9.2(c).

“Affiliate” means, with respect to any Person, any other Person that, now or in the future (unless the context otherwise requires), directly or indirectly, including through one or more intermediaries, controls, is controlled by or is under common control with such Person; provided that a Person shall only be considered to be an Affiliate of another Person during the period that such relationship of control exists. As used in this definition, the term “controls” (including the terms “controlled by” and “under common control with”) means possession, directly or indirectly, including through one or more intermediaries, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by Contract or otherwise; provided that, for the purposes of this definition, a relationship of “control” shall be deemed not to exist between (i) Adient or any of its Subsidiaries, on the one hand, and any of Yanfeng, AYM, YFAS and YFAI, or any of their respective Subsidiaries, on the other hand, or (ii) Yanfeng or any of its Subsidiaries, on the one hand, and AYM or any of its Subsidiaries, on the other hand.

“Agreement” has the meaning set forth in the introductory paragraph to this Agreement.

“Amended and Restated AYM Joint Venture Agreement” has the meaning specified in Section 2.2.

“Amended and Restated AYM Articles of Association” has the meaning specified in Section 2.2.

“Amendment No. 15 to YFAS Joint Venture Agreement” has the meaning specified in Section 2.4.

“Amendment No. 15 to YFAS Articles of Association” has the meaning specified in Section 2.4.

“Amendments to AYM Joint Venture Agreement and AYM Articles of Association” has the meaning specified in Section 2.2.

“Amendments to YFAS Joint Venture Agreement and YFAS Articles of Association” has the meaning specified in Section 2.4.

“Antitrust Laws” means all antitrust, competition or trade regulation Laws of any Governmental Body or Laws issued by any Governmental Body that are otherwise designed or intended to prohibit, restrict or regulate actions or transactions having the purpose or effect of monopolization, restraint of trade or harm to competition.

“Arbitration Rules” has the meaning set forth in Section 10.10(c).

“AYM” has the meaning specified in the introductory paragraph to this Agreement.

“AYM Amendments” has the meaning specified in the introductory paragraph to this Agreement.

“AYM Articles of Association” has the meaning specified in the introductory paragraph to this Agreement.

“AYM Joint Venture Agreement” has the meaning specified in the introductory paragraph to this Agreement.

“Burdensome Condition” means, with respect to each Party, (i) a condition to implementing any aspect of the relationships contemplated by this Agreement or the Definitive Agreements or (ii) any Governmental Body requiring such Party to make payments or accept commitments, accept contract terms, limit its operations, impair any right with respect to the use of its assets or otherwise affect such Party, in each case, in a manner or to a degree that materially and adversely affects the collective benefits to such Party, in the affected Party’s judgment acting reasonably, under the relationships contemplated by this Agreement or the Definitive Agreements, taken as a whole.

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks in New York (New York), Hong Kong Special Administrative Region and Shanghai (the P.R.C.) are authorized or required by Law to be closed. Any event the scheduled occurrence of which would fall on a day that is not a Business Day shall be deferred until the next succeeding Business Day.

“Buyer” has the meaning specified in Section 5.1.

“CFAA” has the meaning specified in the introductory paragraph to this Agreement.

“CFAA Technical Assistance” has the meaning specified in the introductory paragraph to this Agreement.

“Change in Law” means any change in applicable Law that is effective as of the applicable date as well as the issuance of a ruling of general application issued by any relevant Governmental Body which addresses the treatment of payment to be made under this Agreement.

“Closing” means the consummation of the Transactions that are the subject of this Agreement and the Definitive Agreements.

“Closing Step” has the meaning specified in Section 3.2.

“Confidentiality Agreement” means the section titled “Confidentiality” set forth in the Term Sheet dated as of December 18, 2019, by and between Adient and Yanfeng.

“Consent” means any approval, authorization, consent, registration, filing, ratification, permission, exemption or waiver or the expiration, lapse or termination of any waiting period (including any extension thereof).

“Contract” means any contract, agreement or other legally binding instrument, including any note, bond, mortgage, deed, indenture, commitment, undertaking, promise, lease, sublease, license or sublicense or joint venture.

“Definitive Agreements” means, collectively, the Mechanisms Intellectual Property Agreement, the Amendments to AYM Joint Venture Agreement and AYM Articles of Association, the YFAI Equity Transfer Agreement, the Amendments to YFAS Joint Venture Agreement and YFAS Articles of Association, the Escrow Agreement (as defined in the YFAI Equity Transfer Agreement) and any other agreement contemplated by this Agreement or any of the agreements referenced in this definition.

“Dispute” has the meaning set forth in Section 10.10(b).

“Existing Agreements” means, with respect to each Party, any agreements of such Party and its Subsidiaries existing as of the date of this Agreement.

“Governmental Body” means (i) any supra national, national, state, municipal or local government (including any subdivision, court, administrative agency or commission or other authority thereof) or any quasi governmental or private body, including any court, tribunal, commission or regulatory or self-regulatory body (including any securities exchange), exercising any regulatory, taxing, importing or other governmental or quasi governmental authority, including the European Union; and (ii) any public international organization.

“HKIAC” has the meaning set forth in Section 10.10(c).

“Initial Disclosures” has the meaning set forth in Section 6.1.

“IP Closing” has the meaning set forth in Section 3.2(b)(ii).

“Law” means any law, statute, code, rule or regulation enacted by any Governmental Body.

“Legal Proceeding” means claim, action, suit or proceeding before any Governmental Body.

“Mechanism IP Purchase Price” has the meaning specified in Section 3.1(a).

“Mechanism IP Transactions” has the meaning specified in the introductory paragraph to this Agreement.

“Mechanism Intellectual Property Agreement” has the meaning specified in Section 2.1.

“Notice of Arbitration” means the notice submitted by the Party initiating the arbitration to HKIAC and the other Party in accordance with Article 4 of the Arbitration Rules.

“Order” means any judgment, order or decree of any Governmental Body.

“Organizational Documents” means, with respect to any Person, the articles of incorporation, certificate of incorporation, charter, by-laws, articles of formation, certificate of formation, regulations, operating agreement, partnership agreement, certificate of limited partnership, and all other similar documents, instruments or certificates executed, adopted or filed in connection with the creation, formation or organization of such Person, including any amendments thereto or restatements thereof.

“Outside Date” has the meaning specified in Section 9.1(b).

“Party” and “Parties” has the meaning specified in the introductory paragraph to this Agreement.

“Person” means any individual, general or limited partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated organization, joint venture, firm, association or other entity or organization (whether or not a legal entity), including any Governmental Body (or any department, agency, or political subdivision thereof).

“P.R.C.” means the People’s Republic of China.

“Representatives” means the directors, officers, employees, investment bankers, consultants, attorneys, accountants and other advisors and representatives of a Person.

“SAFE” has the meaning specified in Section 3.3.

“Subsidiary” means, with respect to any Person, any other Person with respect to which such first Person (alone or in combination with any of such first Person’s other Subsidiaries) now or in the future (unless the context otherwise requires) owns (i) capital stock or other equity interests having the ordinary voting power to elect a majority of the board of directors or other governing body of such Person or (ii) if no such governing body exists, a majority of the outstanding voting securities of such Person; provided that a corporation, entity or other organization shall only be considered a Subsidiary of the applicable Person during the period that the foregoing relationship as described in clauses (i) or (ii) of this definition, as applicable, exists.

“Tax Authority” has the meaning specified in Section 7.1.

“Transaction Taxes” has the meaning specified in Section 7.2.

“Transactions” means the Mechanism IP Transactions, the AYM Amendments, the YFAI Transactions and the YFAS Amendment, each on the terms and subject to the conditions set forth in this Agreement and the relevant Definitive Agreements.

“Transferred IP” has the meaning set forth in the Mechanisms Intellectual Property Agreement.

“Yanfeng” has the meaning specified in the introductory paragraph to this Agreement.

“Yanfeng Indemnitee” has the meaning set forth in Section 9.2(c).

“YFAI” has the meaning specified in the introductory paragraph to this Agreement.

“YFAI Acquisition” has the meaning specified in the introductory paragraph to this Agreement.

“YFAI Closing” has the meaning specified in Section 3.2(a).

“YFAI Closing Date” has the meaning specified in Section 3.2(a).

“YFAI Equity Transfer Agreement” has the meaning specified in Section 2.3.

“YFAI Equity Interest Purchase Price” has the meaning specified in Section 3.1(b).

“YFAI Payment” has the meaning specified in Section 3.2(b)(i).

“YFAI Transactions” has the meaning specified in the introductory paragraph to this Agreement.

“YFAS” has the meaning specified in the introductory paragraph to this Agreement.

“YFAS Articles of Association” has the meaning specified in the introductory paragraph to this Agreement.

“YFAS Joint Venture Agreement” has the meaning specified in the introductory paragraph to this Agreement.

Section 1.2    Interpretation; Construction.

(a)    The table of contents, articles, titles and headings to sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. Except as otherwise indicated, all references in this Agreement to “Articles”, “Sections” and “Exhibits” are intended to refer to Articles and Sections of this Agreement and Schedules and Exhibits to this Agreement. The Exhibits referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein. Any capitalized terms used in any Exhibit but not otherwise defined therein shall be defined as set forth in this Agreement unless the context otherwise requires.

(b)    For purposes of this Agreement: (i) “include”. “includes” or “including” shall be deemed to be followed by “without limitation”; (ii) “hereof”, “herein”, “hereby”, “hereto” and “hereunder” shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (iii) “extent” in the phrase “to the extent” shall mean the degree to which a subject or other item extends and shall not simply mean “if”; (iv) “Dollars” and “U.S.$” shall mean United States Dollars; (v) the singular includes the plural and vice versa; (vi) reference to a gender includes the other gender; (vii) “any” shall mean “any and all”; (viii) “or” is used in the inclusive sense of “and/or”; (ix) reference to any agreement, document or instrument means such agreement, document or instrument as amended, supplemented and modified in effect from time to time in accordance with its terms; (x) reference to any Law means such Law as amended from time to time and includes any successor legislation thereto and any rules and regulations promulgated thereunder; and (xi) a reference to any P.R.C. governmental authority or department shall include such authority or department at central, provincial, municipal and other levels and their successor authority or department.

(c)    Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. Whenever any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day.

(d)    The Parties have participated jointly in the negotiation and drafting of this Agreement with the benefit of competent legal representation, and the language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent. In the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring either Party by virtue of the authorship of any provisions hereof.

ARTICLE 2

TRANSACTIONS

Section 2.1    Mechanism IP Transactions. In order to implement the Mechanism IP Transactions, concurrently with the entry into this Agreement, Adient (and any relevant controlled Affiliate thereof) and AYM have entered into an agreement for the purchase and sale and licensing of certain intellectually property rights substantially in the form attached hereto as Exhibit A (the “Mechanisms Intellectual Property Agreement”), and as part of the Closing Steps set forth in Article 3, upon and subject to the terms and conditions set forth in this Agreement and in the Mechanisms Intellectual Property Agreement, Adient (and any relevant controlled Affiliate thereof) and AYM shall consummate the transactions described therein.

Section 2.2    AYM Amendments. In order to implement the AYM Amendments, Adient Asia, Yanfeng and AYM (i) concurrently with the entry into this Agreement, have entered into amendments to the AYM Joint Venture Agreement substantially in the form attached hereto as Exhibit B-1 (the “Amended and Restated AYM Joint Venture Agreement”) and (ii) as part of the Closing Steps set forth in Article 3, shall enter into amendments to the AYM Articles of Association substantially in the form attached hereto as Exhibit B-2 (the “Amended and Restated AYM Articles of Association” and, together with the Amended and Restated AYM Joint Venture Agreement, the “Amendments to AYM Joint Venture Agreement and AYM Articles of

Association”), each of which shall become effective as part of the Closing Steps set forth in Article 3, upon and subject to the terms and conditions set forth therein (and, for clarity, no sooner than as set forth in Article 3). As part of the Closing Steps set forth in Article 3, Adient Asia, Yanfeng and AYM shall prepare and execute any documentation which is required for the filing of the Amendments to AYM Joint Venture Agreement and AYM Articles of Association with any competent Governmental Body and make such filings.

Section 2.3    YFAI Transactions. In order to implement the YFAI Transactions, concurrently with the entry into this Agreement, Adient Interior Hong Kong Limited, a company formed under the laws of Hong Kong, with registered address at 11/F., Wheelock House, 20 Pedder Street, Central, Hong Kong (“Adient HK”) and Yanfeng have entered into an agreement substantially in the form attached hereto as Exhibit C (the “YFAI Equity Transfer Agreement”), and as part of the Closing Steps set forth in Article 3, upon and subject to the terms and conditions set forth in this Agreement and in the YFAI Equity Transfer Agreement, Adient HK and Yanfeng shall consummate the transactions described therein.

Section 2.4    YFAS Extension. In order to implement the YFAS Extension, Adient Asia, Yanfeng and YFAS (i) concurrently with the entry into this Agreement, have entered into amendments to the YFAS Joint Venture Agreement substantially in the form attached hereto as Exhibit D-1 (the “Amendment No. 15 to YFAS Joint Venture Agreement”) and (ii) as part of the Closing Steps set forth in Article 3, shall enter into amendments to the YFAS Articles of Association substantially in the form attached hereto as Exhibit D-2 (the “Amendment No. 15 to YFAS Articles of Association” and, together with Amendment No. 15 to YFAS Joint Venture Agreement, the “Amendments to YFAS Joint Venture Agreement and YFAS Articles of Association”), each of which shall become effective as part of the Closing Steps set forth in Article 3, upon and subject to the terms and conditions set forth therein (and, for clarity, no sooner than as set forth in Article 3). As part of the Closing Steps set forth in Article 3, Adient Asia, Yanfeng and YFAS shall prepare and execute any documentation which is required for the filing of the Amendments to YFAS Joint Venture Agreement and YFAS Articles of Association with any competent Governmental Body and make such filings.

ARTICLE 3

CONSIDERATION; CLOSING

Section 3.1    Consideration. On the terms and subject to the conditions set forth in this Agreement and in the relevant Definitive Agreements, as part of the Closing Steps set forth in this Article 3:

(a)    in consideration of the sale of the Transferred IP, AYM shall pay to Adient (or such controlled Affiliate thereof as Adient may designate, subject to compliance with applicable Law) U.S.$20,000,000 (twenty million) in cash (the “Mechanism IP Purchase Price”); and

(b)    in consideration for the sale of the Equity Interest (as defined in the YFAI Equity Transfer Agreement), Yanfeng shall pay to Adient HK U.S.$379,000,000 (three hundred and seventy nine million) in cash (the “YFAI Equity Interest Purchase Price”).

Section 3.2    Closing Steps. Each of the Parties shall, and shall cause its controlled Affiliates to, take all actions necessary to complete the Transactions in the order and subject to the conditions set forth below (each such step leading to the Closing, a “Closing Step”).

(a)    On the fourth Business Day following the date on which the conditions set forth in Article 8 have been satisfied (other than those conditions that by their nature are to be satisfied at such Closing Step, but subject to the satisfaction or waiver of those conditions), but in no event prior to the Unconditional Date (as defined in the YFAI Equity Transfer Agreement), the Closing of the Transfer of the Equity Interest (each such term, as defined in the YFAI Equity Transfer Agreement) shall take place at the offices of Yanfeng at No. 399 Liuzhou Road, Shanghai, the P.R.C. as set forth in the YFAI Equity Transfer Agreement ( the “YFAI Closing” and, the date on which the YFAI Closing occurs, the “YFAI Closing Date”). Concurrently with the YFAI Closing, Yanfeng, Adient HK (or a relevant Affiliate thereof) and J.P. Morgan shall enter into the Escrow Agreement (as defined in the YFAI Equity Transfer Agreement) and Yanfeng shall deposit no less than the RMB equivalent (at the exchange rate and with any necessary foreign exchange gross-up adjustments as specified in the Escrow Agreement) of the YFAI Equity Interest Purchase Price (less any amount required to be withheld for tax purposes as determined pursuant to Section 7.1 hereof) into the escrow account on the terms and subject to the conditions set forth in the Escrow Agreement.

(b)    As promptly as possible following the YFAI Closing Date and in any event within two (2) Business Days after the completion of the steps set forth in Annex A-1 and Annex A-2 hereto (other than any steps set forth in Annex A-1 and Annex A-2 which relate to the payment or settlement of any relevant taxes, to the extent the payment or settlement of such taxes is not a prerequisite to Yanfeng’s and/or AYM’s ability to pay the YFAI Equity Interest Purchase Price and the Mechanism IP Purchase Price, respectively, in accordance with this Section 3.2(b)), each of the following Closing steps shall be taken on the same Business Day:

(i)    Yanfeng shall pay to Adient HK the YFAI Equity Interest Purchase Price (less any amount required to be withheld for tax purposes as determined pursuant to Section 7.1 hereof) as set forth in the YFAI Equity Transfer Agreement and the Escrow Agreement (the “YFAI Payment”);

(ii)    concurrently with the YFAI Payment, AYM shall pay to Adient (or any such controlled Affiliate thereof as Adient may designate) the Mechanism IP Purchase Price (less the amount of any local surcharges due with respect to the value-added taxes arising as a result of the transactions contemplated by the Mechanisms Intellectual Property Agreement and/or the payment of the Mechanism IP Purchase Price, as set forth in the commercial invoice issued by Adient (or its relevant controlled Affiliates) to AYM pursuant to Section 9.10 of the Mechanisms Intellectual Property Agreement) in immediately available funds by wire transfer to an account or accounts which will have been designated by Adient at least two Business Days prior to such payment date (the “IP Closing”); and

(iii)    upon receipt of the YFAI Equity Interest Purchase Price by Adient HK and of the Mechanism IP Purchase Price by Adient (or any such controlled Affiliate thereof as Adient may designate):

(x)    (1) the relevant Parties (or their relevant Affiliates) shall enter into Amendment No. 15 to the YFAS Articles of Association, (2) the Amendments to YFAS Joint Venture Agreement and YFAS Articles of Association shall become effective and (3) promptly thereafter the relevant Parties (or their relevant Affiliates) shall make any filings with any Governmental Bodies in the P.R.C. required in connection therewith; and

(y)    (1) the relevant Parties (or their relevant Affiliates) shall enter into the Amended and Restated AYM Articles of Association, (2) the Amendments to AYM Joint Venture Agreement and AYM Articles of Association shall become effective and (3) promptly thereafter the relevant Parties (or their relevant Affiliates) shall make any filings with any Governmental Bodies in the P.R.C. required in connection therewith.

Section 3.3    Closing Related Covenants. As promptly as possible following the date of this Agreement, (a) Yanfeng, YFAI and Adient (or Adient HK) shall take the steps set forth in Annex A-1 hereto in order to obtain any necessary Consent from any Governmental Body, including the Chinese State Administration of Foreign Exchange (“SAFE”), in connection with the YFAI Payment in U.S.$, (b) AYM and Adient (or its relevant controlled Affiliates) shall take the steps set forth in Annex A-2 hereto in order to obtain any necessary approval from SAFE for the payment of the Mechanism IP Purchase Price in U.S.$, and (c) the Parties shall take such action as is necessary to comply with Annex C.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

Section 4.1    Representations and Warranties of Each Party. Each Party represents and warrants to the other Parties, as of the date hereof and as of each Closing Step, as follows:

(a)    Organization. Such Party is duly organized and validly existing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority to enter into and perform its obligations under this Agreement and the Definitive Agreements to which it is a party.

(b)    Due Authorization. The execution, delivery and performance of this Agreement and the Definitive Agreements to which it is a party has been duly authorized by all necessary action on the part of such Party, and each of this Agreement and the Definitive Agreements to which it is a party is (or, at the time it is entered into, will be) a valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other Laws relating to or affecting creditors’ rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c)    Consents. Other than as set forth on Annex B hereto, no expirations of waiting periods under applicable Antitrust Laws and no notices, reports or other filings are required to be made with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained from, any Governmental Body by such Party in connection with the execution and delivery by such Party of this Agreement and the Definitive Agreements to which it is a party or the consummation of the Transactions contemplated by this Agreement and the Definitive Agreements.

(d)    No Violation or Breach. The execution, delivery and performance by such Party of this Agreement and the Definitive Agreements to which it is a Party does not constitute (i) a violation of any provision of the Organizational Documents of such Party, (ii) a violation of any applicable Law to which such Party is subject or (iii) a breach of any material Contract to which such Party is a party, except in the case of the foregoing clauses (ii) and (iii), as would not reasonably be expected to have a material adverse effect on the ability of such Party to perform its obligations under this Agreement and the Definitive Agreements to which it is a Party.

(e)    Litigation. No Legal Proceeding brought by any Governmental Body is pending or, to the knowledge of such Party, threatened against such Party or any of its Affiliates that (i) challenges or seeks to prevent, enjoin or otherwise delay any of the Transactions contemplated by this Agreement or the Definitive Agreements or (ii) would otherwise reasonably be expected to have a material adverse effect on the ability of such Party to exercise its rights or perform its obligations under this Agreement or the Definitive Agreements.

(f)    No Other Representations or Warranties. Except for the representations and warranties contained in this Article 4 and any representations and warranties expressly set forth in the Definitive Agreements to which it is a party, neither such Party nor any other Person makes any other express or implied representation or warranty on behalf of such Party.

ARTICLE 5

REGULATORY APPROVALS; OTHER COVENANTS

Section 5.1    Reasonable Best Efforts.

(a)    Each of the Parties shall cooperate and use its respective reasonable best efforts to fulfill as promptly as practicable the conditions precedent hereunder, including securing as promptly as practicable all Consents required in connection with the Transactions contemplated by this Agreement and the Definitive Agreements, including those set forth on Annex B hereto. Without limiting the generality of the foregoing, the Parties shall make all filings and submissions required by the Antitrust Laws and any other applicable Laws and promptly file any additional information requested as soon as practicable after receipt of such request therefor. To the extent that, as an accommodation to any Party in its capacity as a buyer (the “Buyer”) and with the Buyer’s prior written consent, any other Party incurs costs that the Buyer otherwise would have to incur in order to secure any Consent, the Buyer shall promptly reimburse such other Party for any such costs that are invoiced by such other Party to the Buyer. Notwithstanding anything to the contrary contained herein, none of the Parties shall be required to (A) agree to a Burdensome Condition or (B) litigate against any Legal Proceeding (including any proceeding seeking a temporary restraining order or preliminary injunction) challenging any of the Transactions contemplated by this Agreement or the Definitive Agreements as violative of any Antitrust Law or any other applicable Laws.

(b)    The Parties shall cooperate with one another and shall furnish to the other Parties all information necessary or desirable in connection with making any application or filing under the Antitrust Laws and any other applicable Laws, and in connection with resolving any investigation or other inquiry by any Governmental Body under any Antitrust Laws or any other applicable Laws with respect to the Transactions contemplated by this Agreement or the Definitive Agreements. Each of the Parties shall promptly inform all other relevant Parties of any communication with, and any proposed understanding, undertaking or agreement with, any Governmental Body regarding any such filings or any such Transaction (including, to the extent not prohibited by applicable Law, by providing copies of all such written communications from any Governmental Body); provided that none of the Parties shall agree to or enter into any such understanding, undertaking or agreement with any Governmental Body without the other Parties’ prior written consent. None of the Parties shall participate in any meeting or telephone call (to the extent such call is reasonably expected to be substantive in nature) with any Governmental Body in respect of any such filings, investigation or other inquiry without giving all other Parties reasonable prior notice of, and the opportunity to participate in, the meeting or telephone call (as the case may be). The Parties shall consult and cooperate with one another in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any Party in connection with all meetings, actions and proceedings under or relating to any Antitrust Laws and any other applicable Laws (including, with respect to making a particular filing, by providing copies of all such documents to any non-filing Party and their advisors prior to filing and, if requested, giving due consideration to all reasonable additions, deletions or changes suggested by such non-filing Party in connection therewith).

Section 5.2    Further Assurances. On the terms and subject to the conditions set forth herein, the Parties shall cooperate with each other and use (and cause their respective controlled Affiliates to use) their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, as promptly as practicable, reasonably necessary, proper or advisable on their part under this Agreement, the Definitive Agreements and applicable Law: (i) to undertake and complete the actions and consummate all of the Transactions contemplated by this Agreement (including entry into the Definitive Agreements), (ii) to deliver such notices and take such other actions as may be required to terminate, in accordance with their terms, Existing Agreements that limit the operation of the provisions hereof or any of the Definitive Agreements and (iii) subject to Section 5.1, to prepare and file as promptly as reasonably practicable all documentation to effect all necessary filings and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations, necessary or advisable to be obtained in order to comply with the terms hereof.

Section 5.3    YFAI Covenants. Each of Yanfeng and YFAI hereby agrees that during the period from the YFAI Closing to either (i) the YFAI Payment or (ii) if this Agreement is terminated pursuant to Article 9, the completion of the unwinding of the YFAI Closing resulting in the transfer of the Equity Interest (as defined in the YFAI Equity Transfer Agreement) back to Adient HK, (x) no member of the board of directors of YFAI, any supervisor or any officer, in each case, nominated or appointed by Adient, shall be removed or replaced, and (y) in the event the removal or replacement of any such person nominated or appointed by Adient is required in order to comply with applicable Law, Yanfeng shall not take (or cause YFAI to take) without Adient’s prior written consent any action which would require unanimous approval of the board of directors of YFAI under the Amended JVC (as defined in the YFAI Equity Transfer Agreement) effective as of the date of this Agreement.

Section 5.4    Technology Transfer and Technical Assistance Agreement. AYM and YFAS hereby agree that, effective upon the effectiveness of the Amendments to AYM Joint Venture Agreement and AYM Articles of Association, the Technology Transfer and Technical Assistance Agreement between YFAS (formerly known as Shanghai Yanfeng Johnson Controls Seating Co., Ltd) and AYM (formerly known as Shanghai Johnson Controls Yanfeng Seating Mechanism Co., Ltd.), dated as of March 6, 2014, shall automatically terminate and be of no further force and effect.

Section 5.5    Survival; Limitation on Liability.

(a)    The representations and warranties of the Parties contained in Article 4 shall survive the Closing for a period of twelve (12) months. The covenants of the Parties contained herein shall survive until the date that is six (6) months after the Closing or for any other period explicitly specified therein. Any claim or suit for breach of any representation, warranty, or covenant must be brought and made prior to the expiration of the applicable survival term set forth in this Section 5.5.

(b)    NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY CONTAINED IN THIS AGREEMENT AND SUBJECT TO ANY PROVISIONS TO THE CONTRARY IN ANY DEFINITIVE AGREEMENT, AND EXCEPT FOR ANY BREACH OF Section 6.2, NO PERSON SHALL BE ENTITLED TO RECOVER FROM ANY PARTY ANY CONSEQUENTIAL, PUNITIVE, SPECIAL, INCIDENTAL OR INDIRECT DAMAGES, INCLUDING LOST PROFITS, LOSS OF FUTURE REVENUE OR INCOME, LOSS OF BUSINESS REPUTATION OR BRAND VALUE, DIMINUTION OF VALUE OR ANY DAMAGES BASED ON ANY TYPE OF BUSINESS VALUATION MULTIPLE, WHETHER BASED ON STATUTE, CONTRACT, TORT OR OTHERWISE, EXCEPT AS REIMBURSEMENT TO THE EXTENT SUCH DAMAGES ARE AWARDED BY A COURT OF COMPETENT JURISDICTION TO A THIRD PARTY IN CONNECTION WITH A THIRD PARTY CLAIM; PROVIDED, HOWEVER, THAT THE LIMITATIONS ON A PARTY’S LIABILITY SET FORTH IN THIS Section 5.5 SHALL NOT APPLY IN CASE OF SUCH PARTY’S FRAUD, WILLFUL MISCONDUCT IN THE PERFORMANCE OF THIS AGREEMENT OR ANY DEFINITIVE AGREEMENT OR WILLFUL BREACH OF THIS AGREEMENT OR ANY DEFINITIVE AGREEMENT.

ARTICLE 6

PUBLIC ANNOUNCEMENTS; CONFIDENTIALITY

Section 6.1    Public Announcements. Each of Adient and Yanfeng will issue an initial press release regarding the Transactions and Adient will issue a Current Report on Form 8-K under the Securities Exchange Act of 1934 describing the Transactions and filing this Agreement and the YFAS Extension (the “Initial Disclosures”); provided that Adient and Yanfeng shall have provided each other with a draft of such initial press release and a reasonable opportunity to review and comment on such press release prior to its issuance (it being understood that each of Adient and Yanfeng shall consider and make a good faith effort to reflect the other Party’s comments).

Except as otherwise expressly contemplated by this Agreement or the Definitive Agreements, none of the Parties (nor any of their respective Affiliates) shall issue any other press release or otherwise make any public statements or disclosure with respect to the execution or performance of this Agreement or to the Transactions contemplated hereby or by the Definitive Agreements without the prior written consent of the other Parties; provided, however, that, notwithstanding anything to the contrary in this Agreement or the Definitive Agreements, none of the Parties shall be restrained from making such disclosure as may be required by Law or by the listing agreement with or regulations of any stock exchange (in which case the Party seeking to make such disclosure shall promptly notify the other Parties thereof and the Parties shall use reasonable efforts to cause a mutually agreeable release or announcement to be issued); provided, further, that each Party may make public statements, disclosures or communications in response to inquiries from the press, analysts, investors, customers or suppliers or via industry conferences or analyst or investor conference calls, so long as such statements, disclosures or communications are not inconsistent in tone and substance with the Initial Disclosures or other previous public statements, disclosures or communications made by the Parties or to the extent that they have been reviewed and previously approved by all of the Parties.

Section 6.2    Confidentiality. Subject to the requirements of applicable Law, each Party acknowledges that this Agreement, the Definitive Agreements and the information provided to it and its Representatives in connection with this Agreement, the Definitive Agreements and the Transactions contemplated hereby and thereby are subject to the terms of the Confidentiality Agreement, which shall be deemed incorporated herein by reference as if set forth herein.

ARTICLE 7

TAX MATTERS

Section 7.1    Withholding Taxes. To the extent that the payor is required to withhold taxes with respect to a payment to Adient or any of its Affiliates made under this Agreement or any Definitive Agreement, then (i) the payor shall promptly notify Adient of the need to withhold such taxes with respect to such payment, and (ii) the Parties shall use commercially reasonable efforts to reduce such taxes; provided that, in respect of the YFAI Equity Interest Purchase Price, the payor shall not be entitled to withhold or deduct any taxes unless and until the relevant tax Governmental Body in the P.R.C. (the “Tax Authority”) has determined after completion of the tax recordal and assessment process in respect of the YFAI Acquisition contemplated by the YFAI Equity Transfer Agreement that such transaction results in a gain subject to tax; provided, further, that if such determination by the Tax Authority has been made in respect of the YFAI Acquisition as of the YFAI Closing and Yanfeng and Adient agree with the tax amount determined by the Tax Authority (or such determination has otherwise become final as of such time), Yanfeng shall be entitled to withhold such taxes as determined by the Tax Authority and shall timely pay the full amount deducted or withheld to the Tax Authority in accordance with applicable Law. If, as of the YFAI Closing, Yanfeng is not entitled to and does not withhold any taxes from the YFAI Equity Interest Purchase Price pursuant to this Section 7.1, Adient shall (or shall cause Adient HK to) indemnify Yanfeng with respect to the actual amount of withholding tax imposed by the Tax Authority on Yanfeng in respect of the YFAI Acquisition contemplated by the YFAI Equity Transfer Agreement, if and to the extent such tax is imposed within twelve (12) months from the Closing. Yanfeng must provide the tax payment certificates and other relevant supporting documents for any such claim made to Adient (or Adient HK). Adient (or Adient HK) will be the party handling any discussion/disputes with and assessment from the Tax Authority and will participate in the negotiation with the Tax Authority in respect of the YFAI Acquisition contemplated by the YFAI Equity Transfer Agreement. This indemnification applies only to any unpaid withholding tax on the YFAI Acquisition contemplated by the YFAI Equity Transfer Agreement. It does not include any other transactions related to Adient, Yanfeng or YFAI. For clarity, if the tax recordal and assessment process confirms that the YFAI Acquisition contemplated by the YFAI Equity Transfer Agreement results in no gain, Adient HK and Yanfeng shall cooperate fully to obtain sufficient supporting documents to show that the tax assessment process has been completed resulting in no gain.

Section 7.2    Transaction Taxes. Except if and to the extent expressly provided otherwise in any Definitive Agreement, AYM or Yanfeng shall pay all applicable transaction taxes, including sales and use taxes, duties, customs, tariffs and other government-imposed transactional charges, in each case, if and to the extent applicable (“Transaction Taxes”) on the YFAI Equity Interest Purchase Price and the Mechanism IP Purchase Price, respectively. For the avoidance of doubt, the Mechanism IP Purchase Price shall be exclusive of value-added tax but inclusive of its accompanying local surcharges. AYM shall bear all value-added taxes arising from the Mechanism IP Purchase Price while Adient (or its relevant controlled Affiliates) shall bear the accompanying local surcharges. Each Party shall use reasonable best efforts to avail itself of any available exemptions from any Transaction Taxes, and to cooperate with the other Parties in providing any information and documentation that may be necessary to obtain such exemptions.

ARTICLE 8

CONDITIONS TO CLOSING

Section 8.1    Conditions to the Obligations of All Parties. The obligations of the Parties to effect the Closing are subject to the satisfaction (or waiver) on or prior to the relevant Closing Step of the following conditions and of each condition to closing set forth in a Definitive Agreement which is required prior to the relevant Closing Step:

(a)    Regulatory Consents. Those Consents set forth in Annex C which are required to be obtained or made in connection with the Transactions under applicable Laws shall have been obtained or made on or prior to the first Closing Step.

(b)    No Prohibition. No Law or Order shall be in effect prohibiting the Transactions as of each Closing Step.

Section 8.2    Conditions to the Obligations of Each Party. The obligation of each Party to effect the Closing is subject to the satisfaction (or waiver) on or prior to the relevant Closing Step of the following conditions:

(a)    Representations and Warranties. The representations and warranties of each other Party shall be true and correct in all material respects as of each Closing Step.

(b)    Covenants. Each of the covenants and agreements of each other Party to be performed on or prior to such Closing Step pursuant to this Agreement or the relevant Definitive Agreements shall have been duly performed in all material respects.

(c)    Definitive Agreements. Each other Party shall have executed and delivered each Definitive Agreement to which it is a party and which is required to be executed on or prior to such Closing Step.

Section 8.3    Frustration of Closing Conditions. None of the Parties may rely on the failure of any condition set forth in this Article 8 to be satisfied if such failure was caused by such Party’s failure to act in good faith or to use its reasonable best efforts to cause the Closing to occur in accordance with the Closing Steps.

ARTICLE 9

TERMINATION

Section 9.1    Termination. This Agreement may be terminated at any time prior to the completion of the last Closing Step:

(a)    by the written agreement of Adient and Yanfeng;

(b)    by either Adient or Yanfeng, by giving written notice of such termination to the other Parties, if all of the Closing Steps shall not have occurred on or prior to September 30, 2020 (the “Outside Date”), so long as the terminating party is not in material breach of its obligations under this Agreement;

(c)    by Adient, by giving written notice of such termination to the other Parties, if the Appraisal Report (as defined in the YFAI Equity Transfer Agreement) does not “legally support” the YFAI Equity Interest Purchase Price pursuant to the YFAI Equity Transfer Agreement and Yanfeng gives notice to Adient that it wishes to change the YFAI Equity Interest Purchase Price to an amount not equal to U.S.$379,000,000 (three hundred and seventy nine million) in cash; and

(d)    by either Adient or Yanfeng, upon a material breach by any other Party of this Agreement or any Definitive Agreement (which Definitive Agreement is specifically identified in the Definitive Agreement definition), which breach is not curable or, if curable, is not cured within thirty (30) days after notice thereof is given by Adient or Yanfeng, respectively; provided that neither Adient nor Yanfeng shall have the right to terminate this Agreement pursuant to this Section 9.1(d) if such Party is then in material breach of this Agreement or the Definitive Agreements.

Section 9.2    Effect of Termination.

(a)    If this Agreement is terminated and the Transactions contemplated hereby are abandoned as described in Section 9.1, this Agreement shall become null and void and of no further force and effect and there shall be no liability or obligation on the part of any Party, its Affiliates and their respective Representatives under or with respect to this Agreement or any of the Definitive Agreements, except for the provisions of (i) Section 5.3 (YFAI Covenants), (ii) Article 6 (Public Announcements; Confidentiality), (iii) this Section 9.2 (Effect of Termination) and (iv) Article 10 (Miscellaneous), which shall survive the termination of this Agreement. Nothing in this Section 9.2 shall be deemed to release any Party from any liability for any material breach by such Party of the terms and provisions of this Agreement or the Definitive Agreements or to impair the right of any Party to compel specific performance by any other Party of its obligations under this Agreement.

(b)    If this Agreement is terminated and the Transactions contemplated hereby are abandoned as described in Section 9.1, (i) each Party shall return to any other relevant Party all documents and other materials received from such other Party, in each case relating to the Transactions contemplated hereby, whether so obtained before or after the execution hereof, and (ii) if and to the extent any Transactions have been implemented or completed as part of certain Closing Steps pursuant to Section 3.2 prior to any such termination of this Agreement, the Parties shall cooperate with each other and take or cause to be taken all actions, and do or cause to be done all things, as promptly as practicable, reasonably necessary, proper or advisable on their part under this Agreement, the Definitive Agreements and applicable Law to unwind any such Transactions.

(c)    If this Agreement is terminated and the Transactions contemplated hereby are abandoned as described in Section 9.1 as a result of a failure by AYM or Yanfeng to pay the YFAI Equity Interest Purchase Price or the Mechanism IP Purchase Price, respectively (other than as a result of material breach by Adient of the terms of this Agreement or any Definitive Agreement), then Yanfeng shall indemnify and hold harmless each of Adient, Adient Asia, Adient HK, AYM and YFAI (each, an “Adient Indemnitee”) for any and all reasonable and documented out-of-pocket costs and expenses and taxes incurred by such Adient Indemnitee in connection with the implementation and unwinding of the Transactions pursuant to the Closing Steps in Section 3.2 if and to the extent any such Closing Steps are completed prior to such termination of this Agreement (other than any such costs, expenses and taxes resulting from a material breach by any such Adient Indemnitee of the terms of this Agreement or any Definitive Agreement).

(d)    If this Agreement is terminated and the Transactions contemplated hereby are abandoned as described in Section 9.1 as a result of a failure by AYM or Yanfeng to pay the YFAI Equity Interest Purchase Price or the Mechanism IP Purchase Price, respectively, in each case, as a result of any material breach by Adient of the terms of this Agreement or any Definitive Agreement, then Adient shall indemnify and hold harmless each of Yanfeng, AYM and YFAI (each, an “Yanfeng Indemnitee”) for any and all reasonable and documented out-of-pocket costs and expenses and taxes incurred by such Yanfeng Indemnitee in connection with the implementation and unwinding of the Transactions pursuant to the Closing Steps in Section 3.2 if and to the extent any such Closing Steps are completed prior to such termination of this Agreement (other than any such costs, expenses and taxes resulting from a material breach by any such Yanfeng Indemnitee of the terms of this Agreement or any Definitive Agreement).

ARTICLE 10

MISCELLANEOUS

Section 10.1    Fees and Expenses. Except as otherwise expressly provided in this Agreement, whether or not the Transactions contemplated herein are consummated, all costs and expenses incurred, including fees and disbursements of counsel, financial advisors and accountants, in connection with this Agreement, the Definitive Agreements and the Transactions contemplated hereby and thereby shall be borne by the Party incurring such costs and expenses; provided, however, that, in the event this Agreement is terminated in accordance with its terms, the obligation of each Party to bear its own costs and expenses will be subject to any rights of such Party arising from a breach of this Agreement by any other Party prior to such termination.

Section 10.2    Late Payments. Unless otherwise set forth in any Definitive Agreement, any amount that is not paid when due hereunder shall bear interest from and including the date payment of such amount was due through to the date of actual payment at the per annum rate of 3% plus the prime rate set forth in The Wall Street Journal (as in effect from time to time until such amount is paid in full) based on a year of 365 days.

Section 10.3    Notices. All notices or other communications to be delivered in connection with this Agreement shall be in writing and shall be deemed to have been properly delivered, given and received (a) on the date of delivery if delivered by hand during normal business hours of the recipient during a Business Day, otherwise on the next Business Day, (b) on the date of successful transmission if sent via email during normal business hours of the recipient during a Business Day, otherwise on the next Business Day, or (c) on the date of receipt by the addressee if sent by an internationally recognized overnight courier, if received on a Business Day, otherwise on the next Business Day. Such notices or other communications must be sent to each respective Party at the address or email address set forth below (or at such other address or email address as shall be specified by a Party in a notice given in accordance with this Section 10.3):

If to Yanfeng:	Yanfeng Automotive Trim Systems Company Ltd.
No. 399, Liuzhou Road
Shanghai, China
Email: jianxu.jia@yanfeng.com
Attention: General Manager

with a copy (which shall not constitute notice) to:

No. 399, Liuzhou Road
Shanghai, China
Email: canhua.yang@yanfeng.com
Attention: Legal Department

If to Adient:	c/o Adient US LLC
49200 Halyard Drive
Plymouth, MI 48170 USA
Email: co-general.counsel@adient.com
Attention: General Counsel

with a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP
125 Broad St
New York, NY 10004
Attention: Audra D. Cohen
Email: cohena@sullcrom.com

If to AYM:	Adient Yanfeng Seating Mechanisms Co., Ltd.
c/o Yanfeng Automotive Trim Systems Company Ltd.
No. 399, Liuzhou Road
Shanghai, China
Email: jianxu.jia@yanfeng.com
Attention: Chairman

with a copy (which shall not constitute notice) to:

Adient US LLC
49200 Halyard Drive
Plymouth, MI 48170 USA
Email: co-general.counsel@adient.com
Attention: General Counsel

and

Sullivan & Cromwell LLP
125 Broad St
New York, NY 10004
Attention: Audra D. Cohen
Email: cohena@sullcrom.com

and

Yanfeng Automotive Trim Systems Company Ltd.
No. 399, Liuzhou Road
Shanghai, China
Email: canhau.yang@yanfeng.com
Attention: Legal Department

If to YFAI:	Yanfeng Global Automotive Interior Systems Co., Ltd.
c/o Yanfeng Automotive Trim Systems Company Ltd.
No. 399, Liuzhou Road
Shanghai, China
Email: jianxu.jia@yanfeng.com
Attention: Chairman

with a copy (which shall not constitute notice) to:

Adient US LLC
49200 Halyard Drive
Plymouth, MI 48170 USA
Email: co-general.counsel@adient.com
Attention: General Counsel

and

Sullivan & Cromwell LLP
125 Broad St
New York, NY 10004
Attention: Audra D. Cohen
Email: cohena@sullcrom.com

and

Yanfeng Automotive Trim Systems Company Ltd.
No. 399, Liuzhou Road
Shanghai, China
Email: canhau.yang@yanfeng.com
Attention: Legal Department

If to YFAS:	Yanfeng Adient Seating Co., Ltd.
c/o Yanfeng Automotive Trim Systems Company Ltd.
No. 399, Liuzhou Road
Shanghai, China
Email: jianxu.jia@yanfeng.com
Attention: Chairman

with a copy (which shall not constitute notice) to:

Adient US LLC
49200 Halyard Drive
Plymouth, MI 48170 USA
Email: co-general.counsel@adient.com
Attention: General Counsel

and

Sullivan & Cromwell LLP
125 Broad St
New York, NY 10004
Attention: Audra D. Cohen
Email: cohena@sullcrom.com

and

Yanfeng Automotive Trim Systems Company Ltd.
No. 399, Liuzhou Road
Shanghai, China
Email: canhau.yang@yanfeng.com
Attention: Legal Department

Section 10.4    Entire Agreement. This Agreement together with the Confidentiality Agreement and the Definitive Agreements constitute the sole and entire agreement of the Parties with respect to the subject matter contained herein and therein, and they supersede all other prior representations, warranties, understandings and agreements, both written and oral, with respect to such subject matter.

Section 10.5    Amendment. This Agreement shall not be amended, modified or supplemented except by an instrument in writing specifically designated as an amendment hereto and executed by each of the Parties.

Section 10.6    Waivers. Any Party may, at any time, (a) extend the time for the performance of any of the obligations or other acts of any other Party, (b) waive any inaccuracies in the representations and warranties of any other Party contained herein or (c) waive compliance by any other Party with any of the agreements or conditions contained herein; provided that, any such waiver shall only be effective against the Party giving it. No waiver, consent or agreement by any Party with respect to any of the provisions hereof shall be effective unless explicitly set forth in a written instrument executed and delivered by the Party so waiving, consenting or agreeing. No waiver by any Party of any breach of this Agreement shall operate or be construed as a waiver of any preceding or subsequent breach, whether of a similar or different character, unless expressly set forth in such written waiver. Neither any course of conduct or failure or delay of any Party in exercising or enforcing any right, remedy or power hereunder shall operate or be construed as a waiver thereof, nor shall any single or partial exercise of any right, remedy or power hereunder, or any abandonment or discontinuance of steps to enforce such right, remedy or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right, remedy or power.

Section 10.7    Severability. If any term or provision of this Agreement is invalid, illegal or incapable of being enforced in any situation or in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other term or provision hereof or the offending term or provision in any other situation or any other jurisdiction so long as the economic or legal substance of the Transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon any such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible, in a mutually acceptable manner, in order that the Transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 10.8    No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of each Party and its successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall be construed to confer upon any other Person any legal or equitable rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement. This Agreement may be amended or terminated, and any provision of this Agreement may be waived, in accordance with the terms hereof without the consent of any Person other than the Parties.

Section 10.9    Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated, in whole or in part, by any Party without the prior written consent of the other Parties, and any purported assignment or delegation in contravention of this Section 10.9 shall be null and void and of no force and effect. Subject to the preceding sentences of this Section 10.9, this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the Parties and their respective successors and permitted assigns.

Section 10.10    Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a)    This Agreement and all matters, claims, controversies, disputes, suits, actions or proceedings arising out of or relating to this Agreement and the negotiation, execution or performance of this Agreement or (except if and to the extent expressly provided otherwise in any Definitive Agreement) any of the Transactions contemplated hereby, including all rights of the Parties (whether sounding in contract, tort, common or statutory law, equity or otherwise) in connection therewith, shall be interpreted, construed and governed by and in accordance with, and enforced pursuant to, the internal Laws of Hong Kong without giving effect to any choice or conflict of law provision or rule (whether of Hong Kong or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than those of Hong Kong.

(b)    The Parties agree to negotiate in good faith to resolve any dispute, controversy, difference or claim among them arising out of, relating to, or concerning the negotiation, execution or performance of this Agreement or (except if and to the extent expressly provided otherwise in any Definitive Agreement) any of the Transactions contemplated hereby (including its existence, validity or termination) (the “Dispute”). If the negotiations do not resolve the Dispute to the reasonable satisfaction of all Parties within 60 days, Section 10.10(c) shall apply.

(c)    Each of the Parties irrevocably (i) agrees that any Dispute arising out of, relating to, or concerning the negotiation, execution or performance of this Agreement or (except if and to the extent expressly provided otherwise in any Definitive Agreement) any of the Transactions contemplated hereby (whether sounding in contract, tort, common or statutory law, equity or otherwise), shall be referred to and resolved by arbitration to be held in Hong Kong which shall be administered by the Hong Kong International Arbitration Centre (“HKIAC”) in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules in force at the time the Notice of Arbitration is submitted (“Arbitration Rules”), (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such arbitration, and (iii) submits to the exclusive jurisdiction of Hong Kong in any such arbitration. There shall be three arbitrators, selected in accordance with the Arbitration Rules, and at least one arbitrator shall be qualified to practice Hong Kong Law. The arbitration shall be conducted in English and Chinese. The decision of the arbitration tribunal shall be final, conclusive and binding on the Parties to the arbitration. To the extent permitted by applicable Law, the Parties waive their right to any form of appeal of any award. Judgment may be entered on the arbitration tribunal’s decision in any court having jurisdiction. The Parties to the arbitration shall each pay an equal share of the costs and expenses of such arbitration, and each Party shall separately pay for its respective counsel fees and expenses; provided, however, that the prevailing Party in any such arbitration shall be entitled to recover from the non-prevailing party its reasonable counsel fees and expenses. The Parties acknowledge and agree that, in addition to contract damages, the arbitrators may award provisional and final equitable relief, including injunctions and specific performance.

(d)    EACH PARTY (I) ACKNOWLEDGES AND AGREES THAT ANY LEGAL PROCEEDING THAT MAY ARISE UNDER OR RELATE TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND (II) HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY (A) CERTIFIES AND ACKNOWLEDGES THAT NO REPRESENTATIVE OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY LEGAL PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) CERTIFIES AND ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION OF THIS AGREEMENT, (C) UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER AND (D) MAKES THIS WAIVER VOLUNTARILY.

Section 10.11    Specific Performance. The Parties agree that irreparable damage and harm would occur in the event that any provision of this Agreement were not performed in accordance with its terms and that, although monetary damages may be available for such a breach, monetary damages would be an inadequate remedy therefor. Accordingly, each of the Parties agrees that, in the event of any breach or threatened breach of any provision of this Agreement by such Party, each other Party shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent or restrain breaches or threatened breaches hereof and to specifically enforce the terms and provisions hereof. A Party seeking an order or injunction to prevent breaches of this Agreement or to enforce specifically the terms and provisions hereof shall not be required to provide, furnish or post any bond or other security in connection with or as a condition to obtaining any such order or injunction, and each Party hereby irrevocably waives any right it may have to require the provision, furnishing or posting of any such bond or other security.

Section 10.12    Export Control. Each of AYM, Yanfeng and Adient acknowledges that technical data provided in connection with this Agreement may be subject to export control laws and regulations of the United States and agrees to comply with these laws and regulations to the extent applicable to it, including obtaining any required government authorizations required for the export, re-export, transfer and use of the technical data and the direct product thereof.

Section 10.13    Counterparts and Electronic Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall be deemed to be one and the same agreement or document. A signed copy of this Agreement transmitted by email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original executed copy of this Agreement for all purposes.

Section 10.14    Languages. This Agreement shall be written in the Chinese and English languages. The Chinese version and the English version shall have equal force and effect.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

ADIENT PLC

By:	/s/ Jeffrey Martin Stafeil
Name:	Jeffrey Martin Stafeil
Title:	Executive Vice President and Chief Financial Officer

YANFENG AUTOMOTIVE TRIM SYSTEMS COMPANY LTD.

By:	/s/ Jianxu Jia
Name:	Jianxu Jia
Title:	Authorized Representative

ADIENT YANFENG SEATING MECHANISMS CO., LTD.

By:	/s/ Jianxu Jia
Name:	Jianxu Jia
Title:	Authorized Representative

YANFENG ADIENT SEATING CO., LTD.

By:	/s/ Jianxu Jia
Name:	Jianxu Jia
Title:	Authorized Representative

YANFENG GLOBAL AUTOMOTIVE INTERIOR SYSTEMS CO., LTD.

By:	/s/ Jianxu Jia
Name:	Jianxu Jia
Title:	Authorized Representative

[Signature Page to Master Agreement]